SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

ASTEC INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
COMMON STOCK OWNERSHIP OF MANAGEMENT
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.
REPORT OF THE AUDIT COMMITTEE
SECTION 16(A) FILING REQUIREMENTS
AUDITORS
SOLICITATION OF PROXIES
OTHER MATTERS
SHAREHOLDER PROPOSALS
APPENDIX A

ASTEC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2002

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Astec Industries, Inc., a Tennessee corporation, will be held at the Company’s executive offices, 4101 Jerome Avenue, Chattanooga, Tennessee, on April 25, 2002, at 10:00 a.m., Chattanooga time, for the following purposes:

1.	To elect three directors in Class I to serve until the annual meeting of shareholders in 2005, or in the case of each director, until his successor is duly elected and qualified. If elected, Mr. Ronald F. Green will fill the expired term of Mr. Robert K. Dressler as a member of the Board of Directors in 2002.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 15, 2002 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the Company’s offices from March 26, 2002 through the Annual Meeting.

By Order of the Board of Directors

RICHARD W. BETHEA, JR. Secretary

Dated: March 22, 2002

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU MAY VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

ASTEC INDUSTRIES, INC.
4101 Jerome Avenue
Chattanooga, Tennessee 37407
(423) 867-4210

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2002

     The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. for use at its Annual Meeting of Shareholders to be held on April 25, 2002, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or (iii) attending the Annual Meeting and voting in person.

     This Proxy Statement is being mailed by the Company to its shareholders on or about March 22, 2002. The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, is being sent to the shareholders with this Proxy Statement.

     Only holders of record of the Company’s Common Stock as of the close of business on March 15, 2002 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 19,625,770 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.

ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class I expire with this Annual Meeting. The directors of Class II and Class III will continue in office until the 2003 and 2004 annual meetings of shareholders, respectively. At the present time, there are two directors in Class I, four directors in Class II, and four directors in Class III. The shareholders are being asked to vote for the election of three directors to serve in Class I.

     If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the three Class I nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class I director will be elected to hold office until the 2005 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

     The Board of Directors recommends that shareholders check “FOR” to vote for the election of all of the nominees. The affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of each of the nominees. Withholding authority to vote with respect to any one or more nominees will constitute a vote against such nominee(s).

Certain Information Concerning Nominees and Directors

     The following table sets forth the names of the nominees and of the Company’s current directors, their ages, the year in which they were first elected directors, their positions with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, the number of shares of the Company’s Common Stock beneficially owned by them on March 15, 2002, and the percentage of the 19,625,770 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see “Other Information About the Board and its Committees” below.

NOMINEES FOR DIRECTOR
Class I
For the Three-Year Term Expiring Annual Meeting 2005

	Positions with the Company,	Shares of Common Stock
Name, Age and	Principal Occupations During	Beneficially Owned and
Year First	At Least Past Five Years,	Percent of Common
Elected Director	and Other Directorships	Stock Outstanding[1]

William D. Gehl (55) (1999)	Mr. Gehl is Chairman of the Board, President, and Chief Executive Officer of Gehl Company, a manufacturer of agricultural and industrial construction equipment. Prior to joining Gehl Company in 1992 as President and Chief Executive Officer, Mr. Gehl served as Executive Vice President and Chief Operating Officer of The Ziegler Companies, Inc., a financial services holding company.	1,721[2]

Ronald W. Dunmire (64) (1996)	Mr. Dunmire served as President and Chief Executive Officer of Cedarapids, Inc., a manufacturer of rock crushing and road building equipment and a subsidiary of Raytheon Company, from 1983 until 1993. Mr. Dunmire is currently retired.	3,756

Ronald F. Green (54) (Nominated in 2002)	Mr. Green serves as the President of FPL Energy, a leader in producing electricity from clean and renewable fuels and a subsidiary of FPL Group. Prior to joining FPL Energy in November 2001, Mr. Green was President and Chief Executive Officer of Duke Engineering and Services, Inc. and Chief Operating Officer of Duke Solutions, Inc. Prior to joining Duke, Mr. Green held several senior management positions with Fluor Corporation and Duke/Fluor Daniel over a 15-year period.	1,000

MEMBERS OF THE BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class II
Term Expiring Annual Meeting 2003

	Positions with the Company,	Shares of Common Stock
Name, Age and	Principal Occupations During	Beneficially Owned and
Year First	At Least Past Five Years,	Percent of Common
Elected Director	And Other Directorships	Stock Outstanding[1]

Daniel K. Frierson (60) (1994)	Mr. Frierson has been the Chief Executive Officer of The Dixie Group, Inc., a public company in the carpet manufacturing business, since 1979 and has served as Chairman of the Board of such company since 1987. Mr. Frierson also serves as a director on the boards of Printpack, Inc. and SunTrust Bank of Chattanooga, N.A., which was formerly American National Bank.	6,435[3]

Robert G. Stafford (63) (1988)	Mr. Stafford was appointed Group Vice President - Aggregate in December 1998 and served as President of Telsmith, Inc., a subsidiary of the Company from April 1991 to December 1998.	381,074[4] 1.94%

Robert H. West (63) (2000)	Mr. West served as Chairman of the Board and Chief Executive Officer of Butler Manufacturing Company from 1968 to 1999. Mr. West currently serves on the Boards of Directors of Burlington Northern Santa Fe Corporation, Great Plains Energy, Inc., and Commerce Bancshares, Inc. Mr. West is currently retired.	2,158[5]

Class III
Term Expiring Annual Meeting 2004

	Positions with the Company,	Shares of Common Stock
Name, Age and	Principal Occupations During	Beneficially Owned and
Year First	At Least Past Five Years,	Percent of Common
Elected Director	And Other Directorships	Stock Outstanding1

J. Don Brock (63) (1972)	Dr. Brock has been President of the Company since its incorporation in 1972 and assumed the additional position of Chairman of the Board in 1975. He earned his Ph.D. degree in mechanical engineering from the Georgia Institute of Technology. Dr. Brock also serves as a director on the board of The Dixie Group, Inc., a public company in the carpet manufacturing business.	2,611,043[6] 13.3%

Albert E. Guth (62) (1972)	Mr. Guth has served as the President of Astec Financial Services, Inc., a subsidiary of the Company since June 1996. Previously he served as Chief Financial Officer of the Company since 1987, Senior Vice President of the Company since 1984 and Secretary of the Company since 1972.	106,607[7]

W. Norman Smith (62) (1982)	Mr. Smith was appointed Group Vice President - Asphalt in December 1998 and has served as the President of Astec, Inc., a subsidiary of the Company, since January 1995. Previously, he served as the President of Heatec, Inc., a subsidiary of the Company, since 1977.	445,597[8] 2.27%

William B. Sansom (60) (1995)	Mr. Sansom has served as the Chairman and Chief Executive Officer of H.T. Hackney Co., a diversified wholesale grocery, gas and oil, and furniture manufacturing company, since 1983. Formerly, Mr. Sansom served as the Tennessee Commissioner of Transportation from 1979 to 1981, and as Tennessee Commissioner of Finance and Administration from 1981 to 1983. Mr. Sansom also serves as a director on the boards of Martin Marietta Materials and First Tennessee National Corporation.	4,907[9]

1 The amounts of the Company’s Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock that are exercisable within 60 days of March 15, 2002 under the Executive Officer Annual Bonus Equity Election Plan, the 1992 Stock Option Plan, the 1998 Long-Term Incentive Plan or the Non-Employee Directors Stock Incentive Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 15, 2002.

2 Includes beneficial ownership of 1,388 deferred rights to shares of Common Stock received as director compensation during 2000 and 2001.

3 Includes outstanding options to purchase 2,774 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2002. Also includes beneficial ownership of 661 deferred rights to shares of Common Stock received as director compensation during 2001.

4 Includes outstanding options to purchase 316,220 shares of Common Stock to the extent such options are either currently exercisable or will become exercisable within 60 days after March 15, 2002. Also includes 8,049 shares held in the Company’s Supplemental Executive Retirement Plan and 3,361 shares held in the Company’s 401(k) Plan.

5 Includes beneficial ownership of 661 deferred rights to shares of Common Stock received as director compensation during 2001.

6Does not include 293,508 shares held by Edna F. Brock, Dr. Brock’s mother, over which shares he has no voting or dispositive power. Includes outstanding options to purchase 210,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2002. Also includes 14,620 shares held in the Company’s Supplemental Executive Retirement Plan.

7Includes outstanding options to purchase 74,944 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2002. Also includes 6,117 shares held in the Company’s Supplemental Executive Retirement Plan and 3,671 shares held in the Company’s 401(k) Plan.

8Includes outstanding options to purchase 299,600 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2002. Also includes 7,008 shares held in the Company’s Supplemental Executive Retirement Plan.

9Includes outstanding options to purchase 2,907 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2002.

Other Information about the Board and its Committees

     Meetings. During 2001, the Board of Directors held five meetings, and the Board’s Committees held the meetings described below. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     Committees. During 2001, the Company’s Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Technical Committee. Certain information regarding the Board’s Committees is set forth below.

     Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. During 2001, the members of the Executive Committee were Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth. The Executive Committee held two formal meetings during 2001. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth.

     Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as outside auditors for the next fiscal year, reviews with the outside auditors the plan and results of the auditing engagement, reviews the scope and results of the Company’s procedures for internal auditing, and inquires as to the adequacy of the Company’s internal accounting controls. In 2001, the members of the Audit Committee were Messrs. Sansom (Chairman), Gehl, West, and Dunmire. During 2001, the Audit Committee held three meetings. The current members of the Audit Committee are Messrs. Sansom (Chairman), Gehl, West and Dunmire.

     Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer the Company’s stock option plans. In 2001, the members of the Compensation Committee were Messrs. Dunmire (Chairman), Dressler, Gehl and Gilley, and during 2001, the Compensation Committee held two meetings. The current members of the Compensation Committee are Messrs. Dunmire (Chairman) and Gehl. Mr. Green will be appointed to the Compensation Committee if he is elected to the Board of Directors at this Annual Meeting.

     Nominating Committee. The Nominating Committee is authorized to recommend candidates for election. During 2001, the members of the Nominating Committee were Messrs. Frierson (Chairman), Sansom and Dressler. The Nominating Committee met once in 2001. The current members of the nominating committee are Messrs. Frierson (Chairman) and Sansom. The nominating committee will consider nominees recommended by stockholders if submitted to the Board of Directors in accordance with the procedures specified in the Company’s Bylaws. Mr. Green will be appointed to the Nominating Committee if he is elected to the Board of Directors at this Annual Meeting.

     Technical Committee. The Technical Committee did not meet in 2001. However, Dr. Brock, along with Mr. Stafford for the Aggregate and Mining Group, and along with Mr. Smith for the Asphalt Group, met with each of the Company’s groups to review the Company’s product lines and to consider new areas of technical design. In 2001, the members of the Technical Committee were Dr. Brock (Chairman) and Messrs. Stafford, Smith, Dressler and Dunmire. The current members of the Technical Committee are Dr. Brock (Chairman), and Messrs. Stafford, Smith and Dunmire.

COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company’s Common Stock, as of March 15, 2002, by (i) the Named Executive Officers (who are not directors of the Company) and (ii) the Company’s directors and executive officers as a group.

Name	Shares Beneficially Owned	Percent of Class

Richard W. Bethea, Jr.	183,238[1]	*
Roger K. Eve	23,945[2]	*
All executive officers and directors as a group	4,457,428[3]	22.7%

*	less than one percent

1Includes outstanding options to purchase 174,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2002, 291 shares of Common Stock held in the Company’s 401(k) Plan, 1,000 shares held in a joint investment account with Mr. Bethea’s wife, 500 shares held by Mr. Bethea’s wife in her individual retirement account and 375 shares held by Mr. Bethea’s wife in her own investment portfolio. Also includes 7,072 shares held in the Company’s Supplemental Executive Retirement Plan.

2Mr. Eve is no longer an employee of the Company. Includes outstanding options to purchase 17,710 shares of Common Stock that are currently exercisable but will expire on March 30, 2002, 90 days following his separation date. Also includes 236 shares held in the Company’s 401(k) Plan and 1,785 shares held in the Company’s Supplemental Executive Retirement Plan.

3Includes 1,560,180 shares that the directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days after March 15, 2002 under the Company’s stock option plans. Such shares issuable upon exercise of such options are assumed to be outstanding for purposes of determining the percent of shares owned by the group. Also includes 13,195 shares of Common Stock held in the Company’s 401(k) Plan, 2,710 deferred rights to shares of Common Stock, 65,706 shares held in the Company’s Supplemental Executive Retirement Plan and 875 shares held indirectly.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock.

Name and Address of	Shares Beneficially
Beneficial Owner	Owned1	Percent of Class

J. Don Brock Astec Industries, Inc. 4101 Jerome Avenue Chattanooga, Tennessee 37407	2,611,043[2]	13.3%

Lynne W. Brock 6454 Howard Adair Road Chattanooga, Tennessee 37416	999,004[3]	5.1%

Capital Group International, Inc. 11100 Santa Monica Boulevard Los Angeles, California 90025	1,945,000[4]	9.9%

1 The amounts of the Company’s Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.

2 Includes outstanding options to purchase 210,000 shares of Common Stock to the extent such options are currently exercisable or will become exercisable within 60 days after March 15, 2002. Also includes 14,620 shares held in the Company’s Supplemental Executive Retirement Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by Dr. Brock. Does not include 293,508 shares held beneficially by Edna F. Brock, Dr. Brock’s mother, over which shares he has no voting or dispositive power.

3 The information shown is derived from a Schedule 13D filed on May 23, 1997 by Lynne W. Brock.

4 The information shown is derived from a Schedule 13G filed on February 13, 2002 by Capital Group International, Inc.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1999, 2000 and 2001 for (i) the President of the Company, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
	Annual Compensation			Compensation

Name and				Securities Underlying	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Options (# of shares)	Compensation ($)[1]

J. Don Brock	2001	$450,000	—	40,000	$96,409
Chairman of the Board	2000	450,000	$125,000	50,000	77,965
And President	1999	350,000	180,000	50,000	73,652

Richard W. Bethea, Jr.	2001	$231,375	—	35,000	$43,449
Executive Vice President	2000	220,000	$80,000	40,000	41,716
And Secretary	1999	210,000	95,000	38,000	39,137

Robert G. Stafford	2001	$207,000	—	35,000	$38,987
Group Vice President – Aggregate	2000	200,000	$80,000	40,000	38,588
And Mining	1999	190,000	95,000	40,000	34,985

W. Norman Smith	2001	$207,000	—	27,993	$40,308
Group Vice President – Asphalt	2000	200,000	$70,000	43,600	42,537
And President of Astec, Inc.	1999	190,000	95,000	50,000	35,943

Fred McKamy Hall	2001	$191,500	—	35,000	$37,650
Vice President & Chief Financial	2000	185,000	$70,000	40,000	40,688
Officer, of Astec Industries, Inc.	1999	160,000	80,000	38,000	35,522

Roger K. Eve[2]	2001	$200,000	—	—	$178,004
President of American Augers,	2000	180,000	$90,000	19,700	176,636
Inc. and Trencor, Inc.	1999	220,000	52,736	10,000	32,022

[1]The compensation reported under All Other Compensation represents (a) contributions to the Company’s 401(k) Plan on behalf of the Named Executive Officers to match 2001 pre-tax elective contributions (included under salary and bonus) made by each Named Executive Officer to such plan; (b) contributions to the Company’s Supplemental Executive Retirement Plan on behalf of the Named Executive Officers; and (c) insurance premiums on health insurance policies and term life insurance policies for the benefit of each of the Named Executive Officers. Company contributions under the 401(k) Plan for the 2001 fiscal year were as follows: $5,100 to Dr. Brock; $5,100 to Mr. Bethea; $5,100 to Mr. Stafford; $5,100 to Mr. Smith; $5,100 to Mr. Hall; and $5,100 to Mr. Eve. For the 2001 fiscal year, Company contributions under the Supplemental Executive Retirement Plan were: $56,187 to Dr. Brock; $29,987 to Mr. Bethea; $27,474 to Mr. Stafford; $26,486 to Mr. Smith; $24,968 to Mr. Hall; and $28,693 to Mr. Eve. The amount of insurance premium paid for the benefit of each of the Named Executive Officers for the 2001 fiscal year was: $35,122 for Dr. Brock; $8,362 for Mr. Bethea; $6,413 for Mr. Stafford; $8,722 for Mr. Smith; $7,582 for Mr. Hall; and $10,878 for Mr. Eve. Also included in All Other Compensation for Mr. Eve are payments by the Company as partial compensation under his employment agreement for agreeing to comply with noncompetition, nonsolicitation and confidentiality covenants. Such payments were $133,333 in 2001 and $155,555 in 2000.

2Mr. Eve was not serving as an executive officer as of December 31, 2001; however, he would have been one of the four most highly compensated executive officers of the Company had he been serving as of such date.

Option Grants in Last Fiscal Year

     The following table provides details regarding stock options granted to the Named Executive Officers in 2001. In addition, the hypothetical gains or “option spreads” that would exist for the respective options are reflected. These gains are based on assumed rates of annual compound price appreciation of 5% and 10% from the date the options were granted over the full option term.

Individual Option Grants

					Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
		% of Total Options			Appreciation for
	Securities	Granted to	Exercise		Option Term ($)
	Underlying	Employees in Fiscal	or Base
Name	Options Granted (#)[1]	Year (%)	Price ($/Sh)[2]	Expiration Date	5%	10%

J. Don Brock	42,993	7.29%	$12.97	01/01/11	$350,657	$888,633
	7,007	1.19%	$12.97	01/01/11	$48,034	$135,713

Richard W. Bethea, Jr.	40,000	6.78%	$12.97	01/01/11	$326,245	$826,770

Robert G. Stafford	40,000	6.78%	$12.97	01/01/11	$326,245	$826,770

W. Norman Smith	43,600	7.39%	$12.97	01/01/11	$355,607	$901,179

Fred McKamy Hall	40,000	6.78%	$12.97	01/01/11	$326,245	$826,770

Roger K. Eve	19,700	3.30%	$12.97	03/30/01	—	—

1If the Company is a party to any reorganization under which the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, the Compensation Committee of the Board of Directors may, in its discretion, (i) declare all options outstanding under the 1998 Long-Term Incentive Plan exercisable immediately and terminate any options not so exercised within a time period specified by the Compensation Committee; (ii) adjust the outstanding options as appropriate so that they apply to the securities of the corporation resulting from such reorganization; or (iii) take some combination of (i) and (ii). If the Compensation Committee believes an event is likely to lead to a change in control of stock ownership of the Company, whether or not any such change in control actually occurs, the Compensation Committee may declare all options granted under the Plan immediately exercisable.

[2]The exercise price may be paid by delivery of already-owned shares and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

     The following table shows stock option exercises by the Named Executive Officers during 2001, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares underlying both exercisable and non-exercisable stock options as of December 31, 2001. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company’s Common Stock.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year-End (#)		at Fiscal Year-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. Don Brock	120,000	$1,519,787	160,000	50,000	—	$65,434

Robert G. Stafford	—	—	232,484	40,000	$993,997	—

W. Norman Smith	11,000	$132,000	261,000	43,600	$907,067	$65,008

Richard W. Bethea, Jr.	—	—	134,000	40,000	$197,940	$59,640

Fred McKamy Hall	—	—	114,000	40,000	—	$59,640

Roger K. Eve	—	—	10,000	19,700	—	$29,373

     Pension Plan. The Company formerly operated a defined benefit plan for the Barber-Greene shop, Barber-Greene office and Telsmith office employees. In December 1995, all assets in this plan were finally distributed to Transamerica, Inc. for the establishment of annuities for the benefit of its participants. At the time of this distribution, Mr. Stafford had nine and one-third years of credit under the plan and has an estimated annual benefit payable upon retirement of $8,385.

     Compensation of Directors. During 2001, the Company’s policy regarding the compensation of directors was to pay directors who were not full-time employees of the Company a fee of $10,000 per year, plus $1,000 for each Board meeting attended. In accordance with the Company’s Non-Employee Directors Stock Incentive Plan, the Company’s non-employee directors can elect to be paid their annual fee in either Common Stock, deferred stock or stock options. Further, directors are paid $500 per committee meeting attended or $300 if the committee meeting occurs on the day of a Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

     Compensation Committee Interlocks and Insider Participation. In 2001, the members of the Company’s Compensation Committee were Messrs. Dunmire (Chairman), Gehl, Dressler and Gilley, none of which served as an officer or employee of the Company during the 2001 fiscal year. The current members of the Compensation Committee are Messrs. Dunmire (Chairman) and Gehl. There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee.

     Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and equipment over the same period (assuming the investment of $100 in the Company’s Common Stock, the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1995, and reinvestment of all dividends).

Comparison of Five – Year Cumulative Total Returns
Performance Graph for Astec Industries, Inc.

Legend

Symbol	CRSP Total Returns Index for:	12/1996	12/1997	12/1998	12/1999	12/2000	12/2001

______■	Astec Industries, Inc.	100.0	176.3	585.5	396.1	277.6	304.4
_ _ _ _ Δ	Nasdaq Stock Market (US Companies)	100.0	122.5	172.7	320.9	193.0	153.2
---------●	NASDAQ Stocks (SIC 3500– 3599 US Companies) Industrial and commercial machinery and computer equipment	100.0	120.5	244.9	522.4	299.9	226.2

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are re-weighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/31/1996.

     Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 10 companies in the Standard Industrial Classification Code Group 3590-3599 (manufacturers of industrial and commercial machinery and equipment). Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 3590-3599, will be provided to any shareholder upon request to the Secretary of the Company.

CERTAIN TRANSACTIONS

     On December 14, 1998, Edna F. Brock, the mother of Dr. J. Don Brock, Chairman of the Board and President of the Company, loaned $85,000 to the Company to supplement its working capital revolving credit facility. The Company executed a demand note payable to Mrs. Brock in connection with this loan bearing interest at a rate equal to that paid to Bank One N.A. under the Company’s unsecured revolving line of credit. At the time Mrs. Brock loaned these funds to the Company, the Company’s outstanding balance under its $70,000,000 revolving credit facility was approximately $26,000,000. The Company is making quarterly interest payments to Mrs. Brock. In June of 2000, Mrs. Brock loaned the Company an additional $29,670, which bears the same interest rate as the previous note. At the time these funds were loaned to the Company, the Company’s outstanding balance under its $150,000,000 revolving credit facility was $95,325,000. During 2001, the Mrs. Brock loaned the Company an additional $50,000, bearing interest at the rate described above. At the time these funds were loaned to the Company, the Company’s outstanding balance under its $150,000,000 revolving credit facility was $81,300,000. The Company is accruing interest on the notes for payment upon demand by Mrs. Brock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     Decisions and recommendations regarding the compensation of the Company’s executive officers are made by the Compensation Committee of the Board of Directors, which during 2001 was comprised of Messrs. Dunmire, Dressler, Gehl and Gilley. Set forth below is a report of the members of the Compensation Committee during 2001 concerning the Company’s compensation policies for 2001. The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Overview and Philosophy

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company’s executive officers.

     The objectives of the Company’s executive compensation program are to:

•	Approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance.

•	Encourage the achievement of Company performance by utilizing a performance rated bonus plan.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where in its judgment external, internal or an individual’s circumstances so warrant.

Executive Officer Compensation Program

     The Company’s executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, contributions to the Supplemental Executive Retirement Plan, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company. The Company does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent necessary and to the extent consistent with its other compensation objectives.

Base Salary

     Base salary for the Company’s executive officers is determined by the Compensation Committee based on the individual’s education, experience and performance. The Compensation Committee periodically reviews each executive officer’s compensation.

Annual Cash Incentive Compensation

     The Performance Rating Management Bonus Plan is the Company’s annual incentive program for executive officers and key managers of the Company’s subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve at least a minimum amount of their business units’ annual goals. In 2002, based on the proposed Executive Officer Annual Bonus Equity Election Plan, the Company’s Executive Officers will have the option to receive up to 100% of their bonus in Common Stock or stock options. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. Goals are set for the following measures of Company performance: return on capital employed, cash flow on capital employed, income before income tax, and safety. Each year the relative values of these measures are adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score is applied to ten percent of earnings by subsidiary after consideration of income taxes. The performance rating earned may vary from 5% to 100% of the 10%. In 2002, the Company will emphasize after-tax income and cash flow as measures of Company performance.

Stock Options

     The stock option program is the Company’s long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company’s Common Stock. The Company’s stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on Company performance, individual performance and the employee’s position with the Company.

Benefits

     The Company provides medical and 401(k) benefits to the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2001 and are very minimal.

Chief Executive Officer Compensation

     Dr. Brock has served as President of the Company since he founded it in 1972. His base salary in 2001 was $450,000, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry.

     Although the Compensation Committee believes Dr. Brock has continued to manage the Company well in a challenging business climate, Dr. Brock declined a 2002 salary increase and consideration for a bonus related to 2001 performance.

COMPENSATION COMMITTEE Ronald W. Dunmire, Chairman William D. Gehl Robert K. Dressler

REPORT OF THE AUDIT COMMITTEE

     Decisions and recommendations regarding the financial reporting procedures of the Company are made by the Audit Committee of the Board of Directors, which during 2001 was comprised of Messrs. Dunmire, Gehl, Sansom, and West. The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors on March 13, 2000, and amended and restated on October 25, 2001, which is included as Exhibit A to this proxy statement. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2001 and the Company’s audited consolidated financial statements as of December 31, 2001 included in the Company’s Annual Report on Form 10-K.

     The Audit Committee is composed solely of independent directors, as that term is defined by the National Association of Securities Dealers, Inc. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

     The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s outside auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company’s outside auditors for the coming year.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met three times during 2001.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for 2001, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed with the Company’s outside auditors, Ernst & Young LLP, as to their judgments about the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required of Ernst & Young LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2001 by Ernst & Young LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2001 is compatible with maintaining Ernst & Young LLP’s independence.

     Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the outside auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the board that the Company retain Ernst & Young LLP as the Company’s outside auditors for 2002.

Audit Committee:

William B. Sansom, Chairman Ronald W. Dunmire, Member William D. Gehl, Member Robert H. West, Member

March 12, 2002

SECTION 16(A) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. These persons are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, its directors, executive officers and greater than 10% shareholders complied during fiscal 2001 with all applicable Section 16(a) filing requirements.

AUDITORS

     Ernst & Young LLP served as the Company’s auditors for the year ended December 31, 2001, and that firm of independent accountants is serving as auditors for the Company for the current calendar year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The reports of Ernst & Young LLP on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $547,800.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by Ernst & Young LLP for professional services rendered to the Company during the fiscal year ended December 31, 2001 in connection with operating, or supervising the operation of, the Company’s financial information systems or managing the Company’s local area network and designing and implementing a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements.

All Other Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2001, other than as stated above under the captions Audit Fees and Financial Information Systems Design and Implementation Fees, were $424,448.

Audit Committee Review

     The Company’s Audit Committee has reviewed the services rendered and the fees billed by Ernst & Young LLP for the fiscal year ended December 31, 2001. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company’s financial statements are compatible with the independence of Ernst & Young LLP as the Company’s independent accountants.

SOLICITATION OF PROXIES

     The costs of soliciting proxy appointments will be paid by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

     Whether or not you expect to be present at the meeting in person, you may vote your shares via a toll-free telephone number or via the internet or you may sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.

SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company, made pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, intended to be presented for consideration at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 22, 2002 in order to be included in the Company’s Proxy Statement and Form of Proxy Appointment relating to the 2003 Annual Meeting of Shareholders.

     The Company shall have discretionary authority to vote on any shareholder proposal, if the Company does not receive notice of such shareholder proposal by February 6, 2003.

APPENDIX A

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS of
ASTEC INDUSTRIES, INC.

As Amended and Restated on
October 25, 2001
(Initially Adopted March 14, 2000)

I.     INTRODUCTION AND PURPOSE

     There shall be a committee of the Board of Directors of Astec Industries, Inc. (the “Corporation”) known as the Audit Committee (the “Committee”). The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary objectives are to:

•	Serve as an independent party to monitor the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Make recommendations on selection of outside auditors.

•	Review and appraise the Board of Directors of the audit efforts of the Corporation’s outside auditors.

•	Provide an open avenue of communication among the outside auditors, financial and senior management, and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the outside auditors as well as all personnel in the organization. The Committee has the ability to retain, at the Corporation’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.     COMPOSITION

     Committee members shall meet the requirements of the Nasdaq Stock Market. The Committee shall be comprised of three or more Independent Directors, (as defined in Rule 4200 of the Rules of the Nasdaq Stock Market, Inc.) who are not officers or employees of the Corporation and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Additionally, the Audit Committee shall have at least one member with past employment experience in finance or accounting, a professional certification in accounting or comparable experience or background which results in the individual’s financial sophistication.

     The members of the Committee shall be appointed by the Board of Directors. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chairperson, should communicate with the outside auditors and management quarterly to review the Corporation’s financial statements and significant findings based upon the accountants limited review procedures.

IV. RESPONSIBILITIES

     The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information about the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the outside auditor’s work.

     Neither the scope of this Charter, the detail of activities contained herein nor the service of a Board member on the Audit Committee shall operate to expand or enhance the degree of care or diminish any protections or limitation of liability otherwise applicable to the duties of a member of the Board of Directors under Tennessee law. Consistent with the Tennessee Business Corporation Act, each member of the Audit Committee shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

V. ACTIVITIES

     To fulfill its objectives, the Audit Committee shall:

Document/Report Review

1.	Review and recommend to the Board any updates to this Charter periodically, as conditions dictate.

2.	Require that the Corporation’s outside auditors review the financial information included in the unaudited quarterly financial statements prior to filing or distribution.

3.	Review and discuss with management the audited annual financial statements and make a recommendation to management whether such financial statements should be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the “Commission”).

Outside Auditors

4.	Advise the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the stockholders, and that the Board of Directors has the ultimate authority for selection, evaluation and, where appropriate, replacement of the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

5.	Periodically consult privately with the outside auditors about internal controls and the matters required to be discussed by Statement on Auditing Standards No. 61.

6.	On an annual basis, ensure receipt from the outside auditors of a formal written statement that describes all relationships between the auditors and the Corporation, with all disclosures required by Independence Standards Board Standard No. 1 and discuss with the accountants all significant relationships of the accountants with the Corporation to determine the accountants’ independence.

7.	Actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditors.

8.	Recommend to the Board of Directors the selection of the outside auditors, considering independence and effectiveness, and as appropriate, approve the fees and other compensation to be paid to the outside auditors.

9.	Review the performance of the outside auditors and approve any proposed discharge of the outside auditors when circumstances warrant.

10.	Review any significant disagreement between management and the outside auditors in connection with the preparation of the financial statements.

Other

11.	Annually prepare a report to stockholders as required by the Commission, to be included in the Corporation’s annual proxy statement.

12.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

[FORM OF PROXY APPOINTMENT-FRONT]

ASTEC INDUSTRIES, INC.
PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS
For Annual Meeting of Shareholders to be Held on April 25, 2002

     The undersigned hereby appoints J. Don Brock and Richard W. Bethea and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Chattanooga, Tennessee on April 25, 2002, and at any adjournment thereof, as follows:

     For participants in the Company’s 401(k) Retirement Plan, as amended and restated on January 1, 1997 (“Plan”), this card also provides voting instructions to the Trustee under the Plan for the undersigned’s allowable portion, if any, of the total number of shares of Common Stock of the Company held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

(Continued and to be signed and dated on other side)

[FORM OF PROXY APPOINTMENT-BACK]

THIS PROXY APPOINTMENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED AFFIRMATIVELY ON PROPOSAL 1.

1.	[]	FOR all nominees (except as indicated to the contrary below)

	[]	AUTHORITY WITHHELD vote for all nominees

To vote for the election as directors of the Company in Class I of the three nominees set forth below to serve until the 2005 Annual Meeting of Shareholders, or in the case of each nominee until his successor is duly elected and qualified, as set forth in the accompanying Proxy Statement:

William D. Gehl, Ronald W. Dunmire and Ronald F. Green

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below.)

2.	To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

[] FOR

[] AGAINST

[] ABSTAIN

IMPORTANT: Please date this proxy appointment card and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual Meeting of Shareholders, please vote, sign, date, and return this proxy appointment card promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy appointment and vote in person.

(SEAL)
Signature of Shareholder

DATED:	, 2002

(SEAL)
Signature of Shareholder

DATED:	, 2002